EXHIBIT 5.1

                                 Foley & Lardner
                       100 North Tampa Street, Suite 2700
                              Tampa, Florida 33602

                                October 27, 1999

DoctorSurf.com, Inc.
6925 112th Circle North, Suite 101
Largo, Florida  33773

         Re:      Form SB-2 Registration Statement (SEC File No. 333-80475)

Gentlemen:

      This opinion is being furnished in connection with the Registration Statement on From SB-2 (File No. 333-80475) (the "Registration Statement") of DoctorSurf.com, Inc. under the Securities Act of 1933, as amended (the "Act"), for the registration of 25,000,000 shares of common stock (the "Shares"). As counsel for the Company, we have examined and are familiar with the Articles of Incorporation and Bylaws of the Company; the proceedings of the Board of Directors of the Company relating to the issuance of the Shares; and such other Company records, documents and matters of law as we have deemed to be pertinent. Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

      1. The Company has been duly incorporated and its status is active under the laws of the State of Florida.

      2. The Shares, when issued pursuant to the terms and conditions of the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                                 FOLEY & LARDNER


                                                 By: /s/ Martin A. Traber
                                                      Martin. A. Traber